Exhibit 99.1

SOUTH BEACH SPIRITS APPOINTS INDUSTRY VETERAN MARTIN D. USTIN TO BOARD OF DIRECTORS

Weston, Florida - September 29, 2015 - South Beach Spirits, Inc. (OTC PINK:
SBES) ("South Beach Spirits" or the "Company") is pleased to announce that the Company has appointed distilled spirits industry veteran Mr. Martin D. Ustin to its Board of Directors.

"Martin Ustin's entrepreneurial talent and creative vision will be a strong addition to the South Beach Spirits Board of Directors," commented Vincent Prince, CFO of South Beach Spirits. "His expertise and hands-on experience assisting to establish and grow new brands in the distilled spirits industry will be a very valuable resource as we continue to accelerate our plans to expand our V Georgio Vodka brand and distribution network."

Martin Ustin's business experience spans more than 45 years and includes product and production design, manufacturing, marketing, sales, distribution, the private practice of law, and local government service. He has bought, sold and started businesses of his own, particularly in the areas of wholesale distribution and retail sales, and has represented entrepreneurs in the evaluation and creation of strategies to maximize the value of their company.

In the distilled spirits arena, Mr. Ustin served as an officer and director of start-up companies in the areas of national and international sales; general counsel functions, including federal and state regulatory registration and compliance; financial development, Foreign Trade Zone registration and status, and other regulatory matters; as well as operations and purchasing. He has also served as a consultant to other brand owners who are commercializing their products.

Since 2009, Ustin has been a founding partner at Principal Charlestowne Premium Spirits, Inc. (CTPS), a distilled spirits industry consulting company based in South Carolina. CTPS has helped clients develop flavor profiles, create the crucial back story, structure and source bottle and label designs, spearhead all regulatory compliance, develop branding, marketing and advertising concepts, select appropriate manufacturing partners, develop manufacturing and marketing budgets, establish sales and distribution outlets, and address financial matters.

Prior to founding CTPS, from 2004-2009, Ustin was Vice President of Sales at Terressentia Corporation, a manufacturer of select spirit brands, private label spirits, and bulk spirits for export. Mr. Ustin joined this company at its inception and was an equity owner and member of its Board of Directors. He was responsible for customer development (including V. Georgio Vodka), sales, purchasing, regulatory compliance, as well as participation in the specification and purchase of production equipment. Mr. Ustin drafted the TTB Basic Permit for Terressentia to be a Distilled Spirits Plant (DSP), Wholesaler and Importer.

Martin Ustin stated, "I believe that South Beach Spirits and V Georgio Vodka are well positioned to become established premium brands in the U.S. and international marketplace. I look forward to assisting management to create the best possible products, build brands awareness, and execute their growth strategies."
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Mr. Ustin received a Bachelor of Science (Mechanical Engineering) from the New
Jersey Institute of Technology, a Juris Doctor (JD) degree from Seton Hall School of Law, and is the holder of eight U.S. patents in field of electrical and mechanical engineering.

ABOUT SOUTH BEACH SPIRITS, INC. (SBES)

South Beach Spirits, Inc. (SBES) is a Florida-based alcoholic beverage development, marketing, and distribution holding company. The Company's principal brand is V Georgio Vodka, an ultra-premium brand of traditional and flavored vodkas. Learn more about V Georgio Vodka at www.vgeorgiovodka.com.

INVESTOR/MEDIA CONTACT:

SOUTH BEACH SPIRITS, INC. - INVESTOR RELATIONS
Email: invest@southbeachspiritsinc.com
Toll-Free: (888) 706-0099

DISCLAIMER/SAFE HARBOR: This South Beach Spirits, Inc. (formerly known as CME Realty, Inc.) news release contains forward-looking statements within the meaning of the Securities Litigation Reform Act. The statements reflect the Company's current views with respect to future events that involve risks and uncertainties. Among others, these risks include failure to meet schedule or performance requirements of the Company's contracts, the Company's ability to raise sufficient development and working capital, the Company's liquidity position, the Company's ability to obtain new contracts, the emergence of competitors with greater financial resources, and the impact of competitive pricing. In the light of these uncertainties, the forward-looking events referred to in this release might not occur as planned or at all.